Exhibit 5.2

November 1, 2024

Roadzen Inc.

111 Anza Boulevard, Suite 109

Burlingame, California 94010

Ladies and Gentlemen:

We have acted as special U.S. counsel to Roadzen Inc., a British Virgin Islands company (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the sale of the following securities:

●	Ordinary Shares of the Company;

●	preference shares, par value of $0.0001 per share, of the Company (the “Preference Shares”);

●	Secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.10 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

●

warrants to purchase Ordinary Shares, Preference Shares and/or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms to be incorporated by reference as an exhibit to the Registration Statement (each a “Warrant Agreement”);

●	rights to purchase Ordinary Shares or Preference Shares (the “Rights”), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”); and

●	units consisting of any combination of Ordinary Shares, Preference Shares, Debt Securities, Warrants or Rights in one or more series (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company, in the form to be incorporated by reference as an exhibit to the Registration Statement (the “Unit Agreement ”).

The Ordinary Shares, Preference Shares, the Debt Securities, the Warrants, the Rights, the Units, plus any additional Ordinary Shares, Preference Shares, Debt Securities, Warrants, Rights or Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, and such other records, documents, certificates, opinions, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon documents, statements and representations provided by the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether any particular laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We are not hereby rendering any opinion with respect to any Ordinary Shares or Preference Shares issuable upon the conversion or exercise, as applicable, of any Debt Securities, any Warrants, any Rights or any securities that are the components of Units. We have assumed that with respect to any Debt Securities issuable upon the exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company. We have also assumed that (i) the Company is validly existing under the laws of the British Virgin Islands, has the corporate power to enter into and perform its obligations under the Debt Securities, the Indenture, the Warrants, the Rights and the Units in accordance with their terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Debt Securities, the Indenture, the Warrants, the Rights and the Units in accordance with its organizational documents and the laws of the British Virgin Islands, (iii) any Ordinary Shares or Preference Shares issued upon conversion of the Debt Securities, upon exercise of the Warrants, upon exercise of the Rights or are components of the Units will be duly authorized, validly issued, fully paid and nonassessable, and (iv) the execution, delivery and performance by the Company of its obligations under the Debt Securities, the Indenture, the Warrants, the Rights or the Units will not violate the laws of the British Virgin Islands or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Debt Securities, any Warrants, the Rights and any Units offered under the Registration Statement and the related Indenture, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that; (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the issuance and terms of the Debt Securities, including as to any Ordinary Shares or Preference Shares to be issued on the conversion thereof, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative memorandum and articles of association (the “Articles”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement or upon exercise of any Warrants in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

2. With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants, including as to any Ordinary Shares, Preference Shares or Debt Securities to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

3. With respect to the Rights issued under the Rights Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Rights Agreement has been duly authorized by the Company and the rights agent by all necessary corporate action; (iii) the applicable Rights Agreement has been duly executed and delivered by the Company and the rights agent; (iv) the issuance and terms of the Rights, including as to any Ordinary Shares, Preference Shares or Debt Securities to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Rights have been duly executed and delivered by the Company and authenticated by the rights agent pursuant to the applicable Rights Agreement and delivered against payment therefor, then the Rights, when issued and sold in accordance with the applicable Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

4. With respect to the Units issued under the Unit Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action; (iii) the applicable Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (iv) the issuance and terms of the Units, including as to any Ordinary Shares, Preference Shares, Debt Securities, Warrants or Rights that are components of such Units, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units, including as to any Ordinary Shares, Preference Shares, Debt Securities Warrants, or Rights that are components of such Units, and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units, including as to any Ordinary Shares, Preference Shares, Debt Securities Warrants, or Rights that are components of such Units, have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the applicable Unit Agreement and delivered against payment therefor, then the Units, when issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

* * * * *

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP